Exhibit 99.1

Mach Natural Resources LP Reports First Quarter 2024 Results; Declares Quarterly Cash Distribution of $0.75 Per Unit

OKLAHOMA CITY, Oklahoma, May 13, 2024 — Mach Natural Resources LP (NYSE: MNR) (“Mach” or the “Company”) today reported financial and operating results for the three months ended March 31, 2024. The Company also reiterated its full year 2024 outlook and announced its quarterly cash distribution.

First Quarter 2024 Highlights

▪	Averaged total net production of 89.0 thousand barrels of oil equivalent per day (“Mboe/d”)

▪	Produced an average of 20.6 thousand barrels of oil per day (“MBbl/d”)

▪	Lease operating expense of $5.03 per barrel of oil equivalent (“Boe”) was below low-end of guidance

▪	Reported net income and Adjusted EBITDA(1) of $42 million and $169 million, respectively

▪	Generated net cash provided by operating activities of $144 million

▪	Declared a quarterly cash distribution of $0.75 per unit

Tom L. Ward, Mach’s Chief Executive Officer, noted, “Our Company was founded on the principle of maximizing distributions through acquiring free cash flowing assets.  We have achieved our results-to-date by adhering to low leverage while focusing on our reinvestment rate of under 50%.  Our first quarter results mark a positive start to 2024 and the continuation of our plan.  Over the years Mach has achieved strong rates on both return on capital employed and cash return on capital invested, revealing a focus on cash returns.”

First-Quarter 2024 Financial Results

Mach reported total revenue and net income of $239 million and $42 million in the first quarter of 2024, respectively. Also during the first quarter, the average realized price was $77.17 per barrel of oil, $2.35 per Mcf of natural gas, and $26.92 per barrel of natural gas liquids (“NGLs”). These prices exclude the effects of derivatives.

At the end of the first quarter, Mach had a cash balance of $151 million and a Pro Forma net-debt-to-Adjusted-EBITDA(1) ratio of 0.9x.

First-Quarter 2024 Operational Results

During the first quarter of 2024, Mach achieved average oil equivalent production of 89.0 Mboe/d, which consisted of 23% oil, 55% natural gas and 22% NGLs. Also for the first quarter of 2024, Mach’s revenues from oil, natural gas, and NGLs sales totaled $255 million, comprised of 57% oil, 24% natural gas, and 19% NGLs.

Also during the first quarter of 2024, the Company spud 22 gross (20 net) operated wells and brought online 22 gross (20 net) operated wells. As of March 31, 2024, the Company had 8 gross (7 net) operated wells in various stages of drilling and completion.

Mach’s lease operating expense in the first quarter of 2024 was $41 million, or $5.03 per Boe. Mach incurred $32 million, or $3.94 per Boe, of gathering and processing expenses in the first quarter of 2024. Also during the first quarter of 2024, production taxes as a percentage of oil, natural gas, and NGL sales were approximately 5.0%, midstream operating profit was approximately $5 million, general and administrative expenses—excluding equity-based compensation of $1 million—was $9 million, and interest expense was $26 million.

In the first quarter of 2024, Mach’s total capital expenditures—excluding acquisitions—were $80 million, including $75 million of upstream capital and $5 million of other capital (including midstream and land).

Distributions

Mach announced today that the board of directors of its general partner declared a quarterly cash distribution for the first quarter of 2024 of $0.75 per common unit. The quarterly cash distribution is to be paid on June 10, 2024, to common unitholders of record as of the close of trading on May 28, 2024.

2024 Guidance

Mach previously announced its operational and financial outlook for 2024 on February 15, 2024. The Company reaffirms its previously provided guidance.

Derivative Contracts (Unaudited)

The table below represents a summary of the Company’s derivative contracts as of May 1, 2024.

Oil Derivative Contracts
2024	Q1	Q2	Q3	Q4
Oil Volumes (MBbl)	1,094	1,099	719	660
Weighted Average Fixed Price (per Bbl)	$78.92	$74.15	$72.67	$73.16

2025	Q1	Q2	Q3	Q4
Oil Volumes (MBbl)	614	289	274	260
Weighted Average Fixed Price (per Bbl)	$72.36	$71.80	$71.80	$71.80

2026	Q1	Q2	Q3	Q4
Oil Volumes (MBbl)	245	-	-	-
Weighted Average Fixed Price (per Bbl)	$68.70	-	-	-

Natural Gas Derivative Contracts
2024	Q1	Q2	Q3	Q4
Natural Gas Volumes (Bbtu)	2,393	2,248	10,653	10,158
Weighted Average Fixed Price (per Mmbtu)	$3.10	$2.94	$2.96	$3.73

2025	Q1	Q2	Q3	Q4
Natural Gas Volumes (Bbtu)	4,860	4,680	4,510	4,360
Weighted Average Fixed Price (per Mmbtu)	$4.34	$3.69	$3.92	$4.36

Conference Call and Webcast Information

Mach will host a conference call and webcast at 8:00 a.m. Central (9:00 a.m. Eastern) on Tuesday, May 14, 2024, to discuss its first-quarter 2024 results. Participants can access the conference call by dialing 877-407-2984. A webcast link to the conference call will be provided on the Company’s website at www.ir.machnr.com. A replay will also be available on the Company’s website following the call.

About Mach Natural Resources LP

Mach Natural Resources LP is an independent upstream oil and gas Company focused on the acquisition, development and production of oil, natural gas and NGL reserves in the Anadarko Basin region of Western Oklahoma, Southern Kansas and the panhandle of Texas. For more information, please visit www.machnr.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. All statements, other than statements of historical fact included in this release regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements When used in this release, words such as “may,” “assume,” “forecast,” “could,” “should,” “will,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current belief, based on currently available information as to the outcome and timing of future events at the time such statement was made. Such statements are subject to a number of assumptions, risk and uncertainties, many of which are beyond the control of the Company. These include, but are not limited to, commodity price volatility; the impact of epidemics, outbreaks or other public health events, and the related effects on financial markets, worldwide economic activity and our operations; uncertainties about our estimated oil, natural gas and natural gas liquids reserves, including the impact of commodity price declines on the economic producibility of such reserves, and in projecting future rates of production; the concentration of our operations in the Anadarko Basin; difficult and adverse conditions in the domestic and global capital and credit markets; lack of transportation and storage capacity as a result of oversupply, government regulations or other factors; lack of availability of drilling and production equipment and services; potential financial losses or earnings reductions resulting from our commodity price risk management program or any inability to manage our commodity risks; failure to realize expected value creation from property acquisitions and trades; access to capital and the timing of development expenditures; environmental, weather, drilling and other operating risks; regulatory changes, including potential shut-ins or production curtailments mandated by the Railroad Commission of Texas, the Oklahoma Corporation Commission and/or the Kansas Corporation Commission; competition in the oil and natural gas industry; loss of production and leasehold rights due to mechanical failure or depletion of wells and our inability to re-establish their production; our ability to service our indebtedness; any downgrades in our credit ratings that could negatively impact our cost of and ability to access capital; cost inflation; political and economic conditions and events in foreign oil and natural gas producing countries, including embargoes, continued hostilities in the Middle East and other sustained military campaigns, the war in Ukraine and associated economic sanctions on Russia, conditions in South America, Central America, China and Russia, and acts of terrorism or sabotage; evolving cybersecurity risks such as those involving unauthorized access, denial-of-service attacks, malicious software, data privacy breaches by employees, insider or other with authorized access, cyber or phishing-attacks, ransomware, social engineering, physical breaches or other actions; and risks related to our ability to expand our business, including through the recruitment and retention of qualified personnel. Please read the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including “Risk Factors” in the Company’s Annual Report on Form 10-K, which is on file with the SEC, for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements.

As a result, these forward-looking statements are not a guarantee of our performance, and you should not place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION, PLEASE CONTACT:

Mach Natural Resources LP

Investor Relations Contact: ir@machnr.com

MACH NATURAL RESOURCES LP

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$151,300	$152,792
Accounts receivable – joint interest and other, net	29,541	54,155
Accounts receivable – oil, gas, and NGL sales	127,714	78,051
Short-term derivative assets	10,855	24,802
Inventories	31,411	31,377
Other current assets	3,245	2,425
Total current assets	354,066	343,602
Oil and natural gas properties, using the full cost method:
Proved oil and natural gas properties	2,174,723	2,097,540
Less: accumulated depreciation, depletion and amortization	(329,560)	(265,895)
Oil and natural gas properties, net	1,845,163	1,831,645
Other property, plant and equipment	109,240	105,302
Less: accumulated depreciation	(17,529)	(15,642)
Other property, plant and equipment, net	91,711	89,660
Long-term derivative assets	6,035	15,112
Other assets	5,833	7,102
Operating lease assets	13,564	17,394
Total assets	$2,316,372	$2,304,515
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$60,198	$44,577
Accounts payable – related party	3,234	2,867
Accrued liabilities	45,516	44,529
Revenue payable	143,655	110,296
Short-term derivative liabilities	9,601	—
Current portion of long-term debt	82,500	61,875
Current portion of operating lease liabilities	8,397	10,765
Total current liabilities	353,101	274,909
Long-term debt	725,557	745,140
Asset retirement obligations	87,132	85,094
Long-term derivative liabilities	598	—
Long-term portion of operating leases	5,200	6,705
Other long-term liabilities	1,100	943
Total long-term liabilities	819,587	837,882
Commitments and contingencies
Partners’ capital:
Partners’ capital	1,143,684	1,191,724
Total liabilities and partners’ capital	$2,316,372	$2,304,515

MACH NATURAL RESOURCES LP

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per common unit data)

	Three Months Ended March 31,
	2024	2023
Revenue
Oil, natural gas, and NGL sales	$255,240	$162,448
(Loss) gain on oil and natural gas derivatives	(29,268)	13,054
Midstream revenue	6,219	6,532
Product sales	6,964	10,139
Total revenues	239,155	192,173

Operating expenses
Gathering and processing	31,942	9,642
Lease operating expense	40,760	32,813
Production taxes	12,752	8,674
Midstream operating expense	2,559	2,969
Cost of product sales	6,100	9,112
Depreciation, depletion, amortization and accretion – oil and natural gas	65,372	29,567
Depreciation and amortization – other	2,098	1,357
General and administrative	8,478	3,576
General and administrative – related party	1,850	1,067
Total operating expenses	171,911	98,777
Income from operations	67,244	93,396

Other (expense) income
Interest expense	(26,285)	(1,814)
Other income (expense), net	743	112
Total other expense	(25,542)	(1,702)
Net income	$41,702	$91,694
Net income per common unit:
Basic	$0.44
Diluted	$0.44
Weighted average common units outstanding:
Basic	95,000
Diluted	95,005

MACH NATURAL RESOURCES LP

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net income	$41,702	$91,694
Adjustments to reconcile net income to cash provided by operating activities
Depreciation, depletion, amortization and accretion	67,470	30,924
Loss (gain) on derivative instruments	29,268	(13,054)
Cash receipts (payments) on settlement of derivative contracts, net	6,557	2,703
Debt issuance costs amortization	1,268	122
Equity based compensation	1,182	647
Credit losses	454	—
(Gain) loss on sale of assets	(11)	(1)
Settlement of asset retirement obligations	(28)	(71)
Changes in operating assets and liabilities (decreasing) increasing cash:
Accounts receivable	(32,758)	45,240
Revenue payable	33,359	(2,449)
Accounts payable and accrued liabilities	(5,014)	(8,189)
Other	504	(417)
Net cash provided by operating activities	143,953	147,149

Cash flows from investing activities
Capital expenditures for oil and natural gas properties	(49,879)	(79,868)
Capital expenditures for other property and equipment	(4,277)	(2,623)
Acquisition of assets	(1,151)	(1,506)
Proceeds from sales of oil and natural gas properties	447	—
Proceeds from sales of other property and equipment	140	36
Net cash used in investing activities	(54,720)	(83,961)

Cash flows from financing activities
Distributions to unitholders	(90,250)	—
Distributions to members	—	(59,000)
Payment of other financing fees	(475)	(404)
Net cash used in financing activities	(90,725)	(59,404)
Net increase (decrease) in cash and cash equivalents	(1,492)	3,784
Cash and cash equivalents, beginning of period	152,792	29,417
Cash and cash equivalents, end of period	$151,300	$33,201

(1)	Adjusted EBITDA is a non-GAAP measure. Mach has defined this measure and provided reconciliations of this non-GAAP measure to its most directly comparable financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) at the conclusion of this press release under “Non-GAAP Financial Measures.”

Non-GAAP Financial Measures

Pursuant to regulatory disclosure requirements, Mach is required to reconcile non-GAAP financial measures to the related GAAP information (GAAP refers to generally accepted accounted principles). Such non-GAAP measures are not alternatives to GAAP measures. We include in this press release the supplemental non-GAAP financial performance measures Adjusted EBITDA and Cash Available for Distribution.

These non-GAAP measures should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. Such non-GAAP measures are used as a supplemental financial performance measure by our management and by external users of our financial statements, such as industry analysts, investors, lenders, rating agencies and others, to more effectively evaluate our operating performance and our results of operation from period to period and against our peers without regard to financing methods, capital structure or historical cost basis. Such non-GAAP measures are not alternatives to GAAP measures. These non-GAAP measures should not be considered in isolation or as a substitute for analysis of results as reported under GAAP.

Adjusted EBITDA

We include in this press release the supplemental non-GAAP financial performance measure Adjusted EBITDA and provide our calculation of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income, our most directly comparable financial measures calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income before (1) interest expense, net, (2) depreciation, depletion, amortization and accretion, (3) unrealized (gain) loss on derivative instruments, (4) equity-based compensation expense, (5) credit losses, and (6) (gain) loss on sale of assets.

Adjusted EBITDA is used as a supplemental financial performance measure by our management and by external users of our financial statements, such as industry analysts, investors, lenders, rating agencies and others, to more effectively evaluate our operating performance and our results of operation from period to period and against our peers without regard to financing methods, capital structure or historical cost basis. We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as indicators of our operating performance. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax burden, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our results will be unaffected by unusual items. Our computations of Adjusted EBITDA may not be identical to other similarly titled measures of other companies.

Cash Available for Distribution

Cash available for distribution is not a measure of net income or net cash flow provided by or used in operating activities as determined by GAAP. Cash available for distribution is a supplemental non-GAAP financial performance measure used by our management and by external users of our financial statements, such as industry analysts, investors, lenders, rating agencies and others, to assess our ability to internally fund our exploration and development activities, pay distributions, and to service or incur additional debt. We define cash available for distribution as net income less (1) interest expense, net, (2) depreciation, depletion, amortization and accretion, (3) unrealized (gain) loss on derivative instruments, (4) equity-based compensation expense, (5) credit losses, (6) (gain) loss on sale of assets, (7) settlement of asset retirement obligations, (8) cash interest expense, net (9) development costs, and (10) change in accrued realized derivative settlements. Development costs include all of our capital expenditures, other than acquisitions. Cash available for distribution will not reflect changes in working capital balances. Cash available for distribution is not a measurement of our financial performance or liquidity under GAAP and should not be considered as an alternative to, or more meaningful than, net income or net cash provided by or used in operating activities as determined in accordance with GAAP or as indicators of our financial performance and liquidity. The GAAP measures most directly comparable to cash available for distribution are net income and net cash provided by operating activities. Cash available for distribution should not be considered as an alternative to, or more meaningful than, net income or net cash provided by operating activities.

Reconciliation of Adjusted EBITDA and Cash Available for Distribution to GAAP Financial Measures (Unaudited)

The following tables summarize the reconciliation of the applicable GAAP financial measures to the non-GAAP financial measures Adjusted EBITDA and Cash Available for Distribution.

	Three Months Ended March 31,
($ in thousands)	2024	2023
Net Income Reconciliation to Adjusted EBITDA:
Net income	$41,702	$91,694
Interest expense, net	25,072	1,724
Depreciation, depletion, amortization and accretion	67,470	30,924
Unrealized loss (gain) on derivative instruments	33,223	(10,309)
Equity-based compensation expense	1,182	647
Credit losses	454	—
Gain on sale of assets	(11)	(1)
Adjusted EBITDA	$169,092	$114,679
Net Income Reconciliation to Cash Available for Distribution:
Net income	$41,702	$91,694
Interest expense, net	25,072	1,724
Depreciation, depletion, amortization and accretion	67,470	30,924
Unrealized loss (gain) on derivative instruments	33,223	(10,309)
Equity-based compensation expense	1,182	647
Credit losses	454	—
Gain on sale of assets	(11)	(1)
Settlement of asset retirement obligations	(28)	(71)
Cash interest expense, net	(23,804)	(1,602)
Development costs	(80,425)	(104,591)
Change in accrued realized derivative settlements	2,602	(42)
Cash available for distribution	$67,437	$8,373
Net Cash Provided by Operating Activities Reconciliation to Cash Available for Distribution:
Net cash provided by operating activities	$143,953	$147,149
Changes in operating assets and liabilities	3,909	(34,185)
Development costs	(80,425)	(104,591)
Cash available for distribution	$67,437	$8,373